UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive office and Zip Code)

(317) 328-5660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Stephen P. Mawer was expected to replace Timothy Go as Chief Executive Officer of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P., on June 1, 2020. However, on April 3, 2020, the Board appointed Mr. Mawer to serve as the new Chief Executive Officer of the Company (“CEO”) and to replace Mr. Go effective immediately.

Mr. Go is expected to remain employed by the Company through the Separation Date as defined in the previously disclosed Transition and Separation Agreement, effective March 11, 2020, between Mr. Go and the Company. Until the Separation Date occurs, Mr. Go will continue providing services to the Company as may be requested by the Board and will assist with the successful transition of the new CEO. Until the Separation Date occurs, Mr. Go will continue to receive the same compensation and benefits as he was receiving prior to Mr. Mawer’s appointment.

There is no arrangement or understanding between Mr. Mawer and any other person pursuant to which Mr. Mawer was appointed as CEO effective as of April 3, 2020. There are no family relationships among Mr. Mawer and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Mawer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: April 6, 2020	By:	/s/ H. Keith Jennings
	Name:	H. Keith Jennings
	Title:	Executive Vice President and Chief Financial Officer

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